Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-156983, 333-158520, 333-153333, 333-152245, 333-142229, 333-124354, 333-102082, 333-88770, 333-88730, 333-30088, 333-88811, 333-48260, 333-52644, 333-75736 and 333-111548) of TIBCO Software, Inc. of our report dated October 29, 2009 relating to the financial statements of DataSynapse, Inc., which appears in the Current Report on Form 8-K/A of TIBCO Software, Inc. dated October 29, 2009.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

October 29, 2009